Exhibit 4.1

                                FACE OF SECURITY

            THE NOTE EVIDENCED HEREBY AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR OTHER SECURITIES LAWS. NONE OF THIS NOTE, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS AN "ACCREDITED INVESTOR" (AS DEFINED IN REGULATION D UNDER SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS NOTE) OR THE LAST DAY ON WHICH VAXGEN, INC. (THE "COMPANY") OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS NOTE) AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) WHEN AND FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
(3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE OR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND; PROVIDED THAT THE COMPANY, THE TRUSTEE AND THE REGISTRAR SHALL HAVE THE RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSE (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND
(II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATION OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THE NOTE IS COMPLETED AND DELIVERED BY THIS TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

            THIS NOTE, ANY SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS NOTE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS NOTE AND SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS NOTE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

                                  VAXGEN, INC.

          5 1/2% CONVERTIBLE SENIOR SUBORDINATED NOTE DUE APRIL 1, 2010

No. 1                                                           U.S.$ 300,000.00

CUSIP No. 922390 AA 7
ISIN NUMBER : US922390AA76

VaxGen, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company," which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to ___________., or registered assigns, the principal sum of THREE HUNDRED THOUSAND UNITED STATES DOLLARS (U.S.$ 300,000.00) (which principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the principal amounts of all other Outstanding Securities, shall not exceed U.S. $31,500,000 in the aggregate at any time, on April 1, 2010, unless redeemed, repurchased or converted on an earlier date, and to pay interest thereon, from April 5, 2005, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 in each year (each, an "Interest Payment Date"), commencing October 1, 2005, at the rate of 5 1/2% per annum, until the principal hereof is due, and at the rate then in effect on any overdue principal and premium, if any, and, to the extent permitted by law, on any overdue interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 and September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Registered Securities not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall be legal tender for t he payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee. Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by wire transfer to a United States dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Registered Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date) maintained by the payee.

            Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

            Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

                                        VAXGEN, INC.


                                        By: ____________________________________
                                            Name: ______________________________
                                            Title: _____________________________

Dated: April 5, 2005

            This is one of the Securities referred to in the within-mentioned Indenture.

U.S. Bank National Association,
as Trustee


By: __________________________________
        Authorized Signatory

                               REVERSE OF SECURITY

            This Security is one of a duly authorized issue of securities of the Company designated as its "5 1/2% Convertible Senior Subordinated Notes due April 1, 2010" (herein called the "Securities"), limited in aggregate principal amount to U.S. $31,500,000, issued and to be issued under an Indenture, dated as of April 5, 2005 (herein called the "Indenture"), between the Company and U.S. Bank National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Debt and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture and subject to certain limitations set forth therein, Registered Securities are exchangeable for a like aggregate principal amount of Registered Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Registered Security or Registered Securities to be exchanged at the Corporate Trust Office. The Trustee upon such surrender by the Holder will issue the new Registered Securities in the requested denominations.

            No sinking fund is provided for the Securities.

            The Securities are subject to redemption at the option of the Company at any time prior to April 1, 2010 ("Provisional Redemption"), in whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders prior to the Redemption Date at a Redemption Price equal to 100% of the principal amount, together, in each case, with accrued and unpaid interest (including, Liquidated Damages, if any) to, but excluding, the Redemption Date plus the Interest Make-Whole Payment; provided, that (a) the Closing Sale Price of the Common Stock has exceeded 150% of the Conversion Price then in effect for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Date immediately before the date of mailing of the Redemption Notice and (2) the Registration Statement covering resale of the Securities and the Underlying Common Stock (as defined in the Purchase Agreement) is effective and available for use for the 30 days following the Redemption Day, unless registration thereof is not required. Upon any Provisional Redemption, the Company will pay to the Holders cash (except as set forth below) with respect to the Securities called for Provisional Redemption, including any Security converted after the date of the notice of Provisional Redemption and before to the date of the Provisional Redemption. Notwithstanding the foregoing, the Company may make the Interest Make-Whole Payment in (a) cash, (b) subject to certain conditions set forth below in the Indenture, Common Stock or Successor Common Stock or (c) a combination of cash and Common Stock or Successor Common Stock.

            In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Registered Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption (it being understood that the Company will not be required to identify the serial numbers of Outstanding Securities if all such Securities are called for redemption) or

(b) to register the transfer or exchange of any Registered Security, or portion thereof, called for redemption.

            In any case where the due date for the payment of the principal of, premium, if any, or interest (including Liquidated Damages, if any) on any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion, as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal, premium, if any, or interest (including Liquidated Damages, if any) or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or the date fixed for redemption or repurchase, or by such last day for conversion, and no interest shall accrue on the amount so payable for the period from and after such due date.

            Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any time following the original issue date of the Securities and on or before the close of business on April 1, 2010, or in case this Security or a portion hereof is called for redemption or the Holder hereof has exercised his right to require the Company to repurchase this Security or such portion hereof, then in respect of this Security until and including, but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date or the Change in Control Purchase Date, as the case may be, to convert this Security or any portion of the principal amount hereof that is an integral multiple of U.S. $1,000 (provided that the unconverted portion of such principal amount is U.S.$1,000 or any integral multiple of U.S. $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 67.7507 shares of Common Stock per $1,000 principal amount of Securities (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Security has been called for redemption on a Redemption Date or is repurchasable on a Change in Control Purchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted, and also the conversion notice hereon duly executed, to the Company at the Corporate Trust Office, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a "Conversion Agent"), provided, further, that in case surrender of this Security for conversion shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date and if this Security or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Change in Control Purchase Date, with the consequence that the conversion right of such Security would terminate between such Regular Record Date and the close of business on such Interest Payment Date, then the Holder of this Security will be entitled to receive the interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and shall not be required to pay such interest upon surrender of this Security for conversion. Subject to the provisions of the preceding sentence and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment or rights or warrants, as provided in the Indenture) into which this Security is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Security. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture. The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease (other than a grant of security interest) of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

            The Holder of this Security (including any Person that has a beneficial interest in this Security) and the Common Stock issuable upon conversion hereof is entitled to the registration rights set forth in a Purchase Agreement, dated as of March 30, 2005 (the "Purchase

Agreement"), executed by the Company and the Holder. Pursuant to the Purchase Agreement, the Company has agreed for the benefit of the Holders from time to time of Registered Securities and the Common Stock issuable upon conversion thereof, in each case, that are Registrable Securities, at the Company's expense, (a) to file with the Commission, as soon as reasonably practicable, but in no event later than 30 days after the first date the Company becomes current in its reporting requirements under the Exchange Act, a registration statement (the "Registration Statement") with respect to resales of the Registrable Securities, (b) thereafter to use its reasonable best efforts to cause the Registration Statement to be declared effective by the Commission on or prior to
(1) 90 days following the filing of such Registration Statement if there is no review of the Registration Statement by the Commission or (2) 120 days following the filing of such Registration Statement if there is a review of the Registration Statement by the Commission and (c) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective until the earlier of (1) the second anniversary of the issuance of the Securities and (2) such time as all Registrable Securities held by Holders have been sold pursuant to the Registration Statement. The Company is required to pay Liquidated Damages to holders of Registrable Securities for failure to comply with the foregoing registration obligations, all as more fully set forth in the Purchase Agreement.

            Whenever in this Security there is a reference, in any context, to the payment of the principal of, premium, if any, or interest on, or in respect of, any Security such mention shall be deemed to include mention of the payment of Liquidated Damages payable as described in the Purchase Agreements to the extent that, in such context, Liquidated Damages are, were or would be payable in respect of this Security pursuant to the Purchase Agreement, and an express mention of the payment of Liquidated Damages (if applicable) in any provisions of this Security shall not be construed as excluding Liquidated Damages in those provisions of this Security where such express mention is not made. If the Holder of this Security (including any Person that has a beneficial interest in this Security) elects to sell this Security pursuant to the Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Purchase Agreements relating to the Registrable Securities which are the subject of such election.

            If a Change in Control occurs, the Holder of this Security, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is equal to U.S. $1,000 or any greater integral multiple of U.S. $1,000) for cash at a Change in Control Purchase Price equal to 100% of the principal amount thereof plus interest accrued (including any Liquidated Damages, if any) to, but excluding, the Change in Control Purchase Date plus, in certain instances, the Make-Whole Premium. At the option of the Company, the Change in Control Purchase Price and/or the Make-Whole Premium may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock or Successor Common Stock or in a combination of cash and Common Stock or Successor Common Stock, having a fair market value equal to the Change in Control Purchase Price or Make-Whole Premium (as applicable). For purposes of this paragraph, (a) the value of Common Stock or the

Successor Common Stock to be delivered in respect of the Change in Control Purchase Price shall be deemed to be equal to 95% of the average of the Closing Sale Prices per share for the five consecutive Trading Days ending on and including the third day prior to the Change in Control Purchase Date; provided that the Change in Control Purchase Price may only be paid in Successor Common Stock if such common stock is traded on The Nasdaq National Market or other U.S. national securities exchange and (b) the value of its Common Stock or the Successor Common Stock to be delivered in respect of the Make-Whole Premium shall be deemed equal to 95% of the average of the Closing Sale Prices per share for the ten Trading Day period ending on the Trading Day immediately preceding the Change in Control Purchase Date. The Company may pay the Make-Whole Premium in shares of its Common Stock or the Successor Common Stock only if the information necessary to calculate the Closing Sale Price per share is published in a daily newspaper of general circulation or by other appropriate means. Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Change in Control Purchase Price payable in respect of such Security to the extent that such Change in Control Purchase Price is, was or would be so payable at such time, and express mention of the Change in Control Purchase Price in any provision of this Security shall not be construed as excluding the Change in Control Purchase Price so payable in those provisions of this Security when such express mention is not made; provided, however, that, for the purposes of the paragraph below concerning the consequences of an Event of Default, such reference shall be deemed to include reference to the Change in Control Purchase Price only to the extent the Change in Control Purchase Price is payable in cash.

            In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.

            The indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same,

            (a) agrees to and shall be bound by such provisions,

            (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and

            (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

            If an Event of Default shall occur and be continuing, the principal of all the Securities, together with accrued and unpaid interest, if any, to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable, together with accrued and unpaid interest to the date of declaration, and (ii) of interest on any overdue principal and, to the extent permitted by applicable law, overdue interest, all of the Company's obligations in respect of the payment of the principal of and interest on the Securities shall terminate.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the written consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

            As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and furnished the Trustee indemnity reasonably acceptable to it, the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity, and the Trustee has not received any direction inconsistent with such written request from the Holders of a majority of the aggregate principal amount of the Outstanding Securities during such 60 day period. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof, premium, if any, Liquidated Damages, if any, or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, Liquidated Damages, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of Registered Securities is registrable on the Security Register upon surrender of a Registered Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Registered Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

            Prior to due presentation of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months. The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York, United States of America, including, without limitation, Section 5-1401 of the New York General Obligations Law.

            All terms used in this Security, which are defined in the Indenture, shall have the meanings assigned to them in the Indenture.

            ELECTION OF HOLDER TO REQUIRE CHANGE IN CONTROL PURCHASE

            1. Pursuant to Section 12.1 of the Indenture, the undersigned hereby elects to have this Security purchased by the Company.

            2. The undersigned hereby directs the Trustee or the Company to pay it or ___________________ an amount in cash equal to 100% of the principal amount to be purchased (as set forth below), plus interest accrued to the Change in Control Purchase Date and the Make-Whole Premium (if applicable) or, at the Company's election, Common Stock or Successor Common Stock, valued as set forth in the Indenture.

                                        Dated: _________________________________


                                        ________________________________________
                                        Signature
                                        Name of Holder: ________________________

                                        Signature Guaranteed


                                        ________________________________________
                                        Signature must be guaranteed by a
                                        participant in a recognized signature
                                        medallion program or other signature
                                        guarantor acceptable to the Trustee.

Principal amount to be purchased:

__________________________________________
(must be equal to U.S. $1,000 or any
greater integral multiple of U.S. $1,000):

Remaining principal amount following such purchase:

__________________________________________

NOTICE: The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                                CONVERSION NOTICE

            The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or any portion of the principal amount hereof (which is an integral multiple of U.S.$1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.


Dated: _______________________________  ________________________________________

                                                       Signature

                                        Name of Holder:
                                        Title of Signatory:

If shares or Registered Securities are  If only a portion of the Securities is
to be registered in the name of a       to be converted, please indicate:
Person other than the Holder, please
print such Person's name and address:
                                        1.    Principal amount to be
                                              converted:

                                              U.S. $_________________________
______________________________________        (any integral multiple of U.S.
______________________________________        $1,000)
              Address
                                        2.    Principal amount and
______________________________________        denomination of Registered
Social Security or other Taxpayer             Securities representing
Identification Number, if any                 unconverted principal amount to
                                              be issued:
Signature Guarantee:

                                              Amount: U.S. $_________________
______________________________________
Signature must be guaranteed by a
participant in a recognized signature
guaranty medallion program or other
signature guarantor acceptable to the
Trustee.